                                                                  Exhibit 24

POWER OF ATTORNEY
For Executing Forms 4 and 5

 The undersigned hereby constitutes and appoints each of Gregory J. Yurek,
Stanley D. Piekos and Patrick J. Rondeau, signing singly, his true and lawful attorney-in-
fact to:

1. execute for and on behalf of the undersigned Forms 4 and 5 relating to changes in
the undersigned's beneficial ownership of equity securities of American
Superconductor Corporation, and any necessary amendments to such Forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; and

2. do and perform any and all acts for and on behalf of the undersigned which may
be necessary or desirable to complete the execution of any such Form 4 or 5 and the timely filing of such form with the United States Securities and Exchange
Commission and any other authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform every act necessary and proper in the exercise of any of the rights and
powers herein granted, as fully as such attorney-in-fact could do if personally present,
with full power of substitution or revocation, hereby ratifying and confirming all that
such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.  The undersigned acknowledged that
the foregoing attorney-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming any of the undersigned's liabilities under Section
16 of the
Securities Exchange Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of October, 2002.

      Signature

      /s/ Gerard Menjon
      Gerard Menjon

BOSTON 1391350v1